EXHIBIT 3.4

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
TREK RESOURCES, INC.

            Pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law, the undersigned, being all the members of the Board of Directors (the "Board") of Trek Resources, Inc., a Delaware corporation (the "Company"), in lieu of a meeting of the Board of Directors, the call and notice of which are hereby expressly waived, do hereby consent and agree to the adoption of the following resolutions:

DECREASE IN SIZE OF BOARD OF DIRECTORS

            WHEREAS, ARTICLE 8 of the Certificate of Incorporation of the Company permits the Board to establish the number of directors that constitute the entire Board by means of resolutions adopted by the Board; and

WHEREAS, it is in the best interest of the Company to decrease the size of the of the Board to four (4) directors; now, therefore, be it

RESOLVED, that the number of directors that constitute the entire Board is hereby decreased to four (4) directors.

AMENDMENT OF BYLAWS

WHEREAS, Section 8.14 of the Amended and Restated Bylaws of the Company (the "Bylaws") allows the Board to amend the Bylaws upon the affirmative vote of at least two-thirds of the directors of the Company; and

WHEREAS, it is in the best interest of the Company to amend Section 2.6 of the Bylaws to clarify the manner in which shares of the Company's Series A convertible preferred stock, par value $.01 per share, shall be counted in connection with making the determination of whether a quorum is present at a meeting of the stockholders of the Company; now, therefore, be it

RESOLVED, that the Bylaws are hereby amended by deleting the present provisions of Section 2.6 of the Bylaws and replacing such Section 2.6 with the following:

             "2.6 Quorum. The holders of a majority of the outstanding
shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these
Bylaws. For the purposes of determining whether such a quorum is present at any meeting of stockholders, each share of the Corporation's
Series A convertible preferred stock, par value $.01 per share ("Series A
Preferred Stock"), outstanding as of the record date for such meeting shall be deemed to represent the number of shares of common stock into which such share of Series A Preferred Stock could be converted into as of the record date for such stockholders' meeting. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the chairman of the meeting or the stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the
Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting."

FURTHER INSTRUCTIONS

RESOLVED, each of the officers of the Company be, and each hereby is, authorized, empowered and directed to execute, acknowledge and deliver such other instruments, documents and other items, and to perform such other acts for, in the name of and on behalf of the Company as such officer, in his or her sole and exclusive discretion, may deem necessary, appropriate or desirable to perform and to carry out the purpose and intent of these resolutions, including, without limitation, making any filings or seeking any government or regulatory approvals, and any and all actions to that end heretofore taken are hereby in all respects approved, ratified and confirmed.

* * * * * *

            IN WITNESS WHEREOF, the undersigned directors, constituting all the members of the board of directors of the Company, have executed this Unanimous Written Consent, which may be executed in one or more counterparts, effective as of the 23rd day of January, 2003.

/s/ Michael E. Montgomery
Michael E. Montgomery

/s/ Dewain V. Hill
Dewain V. Hill

/s/ Harold H. Ginsburg
Harold H. Ginsburg

/s/ Kenneth R. Smith
Kenneth R. Smith